As filed with the Securities and Exchange Commission on August 13, 1999
                                                     Registration No. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  -----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  -----------

                             ULTRATECH STEPPER, INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE                               94-3169580
   (State or other jurisdiction           (IRS Employer Identification No.)
of incorporation or organization)

                  3050 ZANKER ROAD, SAN JOSE, CALIFORNIA 95134
               (Address of principal executive offices) (Zip Code)

                             ULTRATECH STEPPER, INC.
                      1993 STOCK OPTION/STOCK ISSUANCE PLAN
               1998 SUPPLEMENTAL STOCK OPTION/STOCK ISSUANCE PLAN
                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the Plans)

                                  -----------

                              ARTHUR W. ZAFIROPOULO
                CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                             ULTRATECH STEPPER, INC.
                 3050 ZANKER ROAD, SAN JOSE, CALIFORNIA 95134
                   (Name and address of agent for service)

                                 (408) 321-8835
          (Telephone number, including area code, of agent for service)

                                  -----------

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------------
                                                                            Proposed                Proposed
                    Title of                                                 Maximum                Maximum
                   Securities                           Amount              Offering               Aggregate             Amount of
                     to be                               to be                Price                 Offering           Registration
                   Registered                        Registered(1)        per Share(2)              Price(2)                Fee
                   ----------                        ----------           ---------                 -----                   ---
1993 Stock Option/Stock Issuance Plan
-------------------------------------
Common Stock, $0.001 par value                        295,480 shares       $ 13.56                 $4,006,708.80         $1,113.87
1998 Supplemental Stock  Option/Stock Issuance
----------------------------------------------
Plan
----
Common Stock, $0.001 par value                        400,000 shares       $ 13.56                 $5,424,000            $1,507.87
Employee Stock Purchase Plan
----------------------------
Common Stock, $0.001 par value                        500,000 shares       $ 13.56                 $6,780,000            $1,884.84
                                                                                            Aggregate Registration Fee   $4,506.58
------------------------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Ultratech Stepper, Inc. 1993 Stock Option/Stock Issuance Plan, 1998 Supplemental Stock Option/Stock Issuance Plan or the Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, (the "1933 Act"), on the basis of the average of the high and low selling prices per share of Registrant's Common Stock on August 10, 1999 as reported by the Nasdaq National Market.

--------------------------------------------------------------------------------

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

                  Ultratech Stepper, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

                  (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, filed with the Commission on March 31, 1999;

                  (b) The Corporation's Quarterly Report on form 10-Q for the fiscal quarter ended March 31, 1999 filed with the Commission on May 14, 1999; and

                  (c) The Registrant's Registration Statement No. 0-22248 on Form 8-A, filed with the Commission on August 13, 1993 and subsequently amended on February 27, 1997, pursuant to Section 12 of the Securities and Exchange Act of 1934, as amended (the "1934 Act"), in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

                  All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  DESCRIPTION OF SECURITIES

                  Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

                  Not applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  The Registrant's Amended and Restated Certificate of Incorporation limits the liability of directors to the maximum extent permitted by the Delaware General Corporation Law ("Delaware Law"). Delaware Law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for (i) any breach of their duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law or (iv) any transaction from which the director derives an improper personal benefit.

                  The Registrant's Bylaws provide that the Registrant shall indemnify its directors and may indemnify its officers, employees and other agents to the fullest extent permitted by law. The Registrant believes that indemnification under its Bylaws covers at least negligence and gross negligence on the part of an indemnified party in connection with the defense of any action or proceeding arising out of such party's status or service as a director, officer, employee or other agent of the Registrant upon an undertaking by such party to repay such advances if it is ultimately determined that such party is not entitled to indemnification.

                  The Registrant has entered into separate indemnification agreements with each of its directors and officers. These agreements require the Registrant, among other things, to indemnify such director or officer against certain expenses (including attorneys' fees), judgments, fines and settlement amounts paid by such individual in connection with any action, suit or proceeding arising out of such individual's status or service as a director or officer of the Registrant (other than expenses arising from willful misconduct or conduct that is knowingly fraudulent or deliberately dishonest) and to advance expenses incurred by such individual in connection with any proceeding against such individual with respect to which such individual may be entitled to indemnification by the Registrant. The Registrant believes that its Certificate of Incorporation and Bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

                  Not applicable.

Item 8.  EXHIBITS

   EXHIBIT NUMBER     EXHIBIT
   --------------     -------
        4             Instruments Defining Rights of Shareholders.  Reference
                      is made to Registrant's Registration Statement No. 0-22248 on Form 8-A which is incorporated herein by reference
                      pursuant to Item 3(c).
        5             Opinion and Consent of Brobeck, Phleger & Harrison LLP.
        23.1          Consent of Ernst & Young LLP, Independent Auditors.
        23.2          Consent of Brobeck, Phleger & Harrison LLP is contained in
                      Exhibit 5.
        24            Power of Attorney.  Reference is made to page II-3 of this
                      Registration Statement.
        99.1          Ultratech Stepper, Inc. 1993 Stock Option/Stock Issuance
                      Plan (as amended and restated as of January 4, 1999).
        99.2*         Notice of Grant of Stock Option and Stock Option Agreement.
        99.3*         Addendum to Stock Option Agreement (Change in Control).
        99.4*         Addendum to Stock Option Agreement (Special Tax Elections).
        99.5*         Addendum to Stock Option Agreement (Limited Stock
                      Appreciation Right).
        99.6*         Addendum to Stock Option Agreement (Financial Assistance).
        99.7**        Notice of Grant of Non-Employee Director Automatic Stock
                      Option and Non-Employee Director Automatic Stock Option
                      Agreement.
        99.8*         Stock Issuance Agreement.
        99.9*         Addendum to Stock Issuance Agreement (Special Tax
                      Elections).
        99.10         Ultratech Stepper, Inc. 1998 Supplemental Stock
                      Option/Stock Issuance Plan.
        99.11         Notice of Grant of Stock Option.
        99.12         Stock Option Agreement.
        99.13         Ultratech Stepper, Inc. Employee Stock Purchase Plan (as
                      amended and restated as of March 16, 1999).
        99.14**       Stock Purchase Agreement under the Employee Stock Purchase
                      Plan.
        99.15**       Enrollment/Change Form under Employee Stock Purchase Plan.
        99.16**       Amendment to Stock Purchase Plan.

                  * Exhibits 99.2 through 99.6 and Exhibits 99.8 and 99.9 are incorporated herein by reference to Exhibits 99.2 through 99.6 and Exhibits 99.8 and 99.9, respectively, to Registrant's Registration Statement No. 33-70790 on Form S-8, filed with the Commission on October 22, 1993.

                  ** Exhibits 99.7, 99.14, 99.15 and 99.16 are incorporated herein by reference to Exhibits 99.7, 99.11, 99.12 and 99.14 to Registrant's Registration Statement No. 333-33197 on Form S-8, filed with the Commission on August 8, 1997.

Item 9.  UNDERTAKINGS

                  A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; PROVIDED, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into the Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1993 Stock Option/Stock Issuance Plan, Supplemental Stock Option/Stock Issuance Plan or the Employee Stock Purchase Plan.

                  B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 above or otherwise, the Registrant has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 13th day of August 1999.


                                             ULTRATECH STEPPER, INC.

                                             By: /s/ Arthur W. Zafiropoulo
                                                 --------------------------
                                                 Arthur W. Zafiropoulo
                                                 Chairman of the Board and
                                                 Chief Executive Officer


                                POWER OF ATTORNEY
                                -----------------

KNOW ALL MEN BY THESE PRESENTS:

                  That the undersigned officers and directors of Ultratech Stepper, Inc., a Delaware corporation, do hereby constitute and appoint Arthur
W. Zafiropoulo and Bruce R. Wright, and each of them, the lawful attorneys and agents, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

                  IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURES                    TITLE                                          DATE
----------                    -----                                          ----

/s/ Arthur W. Zafiropoulo     Chairman of the Board and Chief Executive      August 13, 1999
--------------------------    Officer
Arthur W. Zafiropoulo         (Principal Executive Officer)



/s/ Bruce R. Wright           Senior Vice President, Finance, Chief          August 13, 1999
--------------------------    Financial Officer, Secretary and Treasurer
Bruce R. Wright               (Principal Financial and Accounting Officer)


SIGNATURES                    TITLE                                          DATE
----------                    -----                                          ----

/s/ Gregory Harrison          Director                                       August 13, 1999
-------------------------
Gregory Harrison



/s/ Kenneth Levy              Director                                       August 13, 1999
-------------------------
Kenneth Levy



/s/ Larry R. Carter           Director                                       August 13, 1999
-------------------------
Larry R. Carter



/s/ Joel F. Gemunder          Director                                       August 13, 1999
-------------------------
Joel F. Gemunder



/s/ Tommy George              Director                                       August 13, 1999
-------------------------
Tommy George

                       SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.


                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933


                             ULTRATECH STEPPER, INC.

                                  EXHIBIT INDEX
                                  -------------

    EXHIBIT NUMBER      EXHIBIT
    --------------      -------
        4               Instruments Defining Rights of Shareholders.  Reference
                        is made to Registrant's Registration Statement No.
                        0-22248 on Form 8-A which is incorporated herein by
                        reference pursuant to Item 3(c).
        5               Opinion and Consent of Brobeck, Phleger & Harrison LLP.
        23.1            Consent of Ernst & Young LLP, Independent Auditors.
        23.2            Consent of Brobeck, Phleger & Harrison LLP is contained
                        in Exhibit 5.
        24              Power of Attorney.  Reference is made to page II-3 of
                        this Registration Statement.
        99.1            Ultratech Stepper, Inc. 1993 Stock Option/Stock
                        Issuance Plan (as amended and restated as of January 4,
                        1999).
        99.2*           Notice of Grant of Stock Option and Stock Option
                        Agreement.
        99.3*           Addendum to Stock Option Agreement (Change in Control).
        99.4*           Addendum to Stock Option Agreement (Special Tax
                        Elections).
        99.5*           Addendum to Stock Option Agreement (Limited Stock
                        Appreciation Right).
        99.6*           Addendum to Stock Option Agreement (Financial
                        Assistance).
        99.7**          Notice of Grant of Non-Employee Director Automatic
                        Stock Option and Non-Employee Director Automatic Stock
                        Option Agreement.
        99.8*           Stock Issuance Agreement.
        99.9*           Addendum to Stock Issuance Agreement (Special Tax
                        Elections).
        99.10           Ultratech Stepper, Inc. 1998 Supplemental Stock Option/
                        Stock Issuance Plan.
        99.11           Form of Notice of Grant of Stock Option.
        99.12           Stock Option Agreement.
        99.13           Ultratech Stepper, Inc. Employee Stock Purchase Plan (as
                        amended and restated as of March 16, 1999).
        99.14**         Stock Purchase Agreement under the Employee Stock
                        Purchase Plan.
        99.15**         Enrollment/Change Form under Employee Stock Purchase
                        Plan.
        99.16**         Amendment to Stock Purchase Plan.

                  * Exhibits 99.2 through 99.7 and Exhibits 99.10 and 99.11 are incorporated herein by reference to Exhibits 99.2 through 99.6 and Exhibits 99.8 and 99.9, respectively, to Registrant's Registration Statement No. 33-70790 on Form S-8, filed with the Commission on October 22, 1993.

                  ** Exhibits 99.7, 99.14, 99.15 and 99.16 are incorporated herein by reference to Exhibits 99.7, 99.11, 99.12 and 99.14 to Registrant's Registration Statement No. 333-33197 on Form S-8, filed with the Commission on August 8, 1997.